SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 17, 2003

HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	001-15141 (Commission File Number)	38-0837640 (IRS Employer Identification no.)

855 East Main Avenue Zeeland, Michigan (Address of principal executive office)		49464 (Zip Code)

(616) 654-3000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 7.         Financial Statements and Exhibits.

Exhibits.

99.1          Press release dated September 17, 2003.

Item 9.         Regulation FD Disclosure.

On September 17, 2003, Herman Miller, Inc. issued a press release announcing its financial results for the quarter ended August 30, 2003. A copy of the press release is attached as Exhibit 99.1.

This information furnished under “Item 9. Regulation FD Disclosure” is intended to be furnished under “Item 12. Results of Operations and Financial Condition” in accordance with SEC Release No. 33-8216.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 17, 2003	HERMAN MILLER, INC.
(Registrant)
	By:	/s/ Elizabeth A. Nickels Elizabeth A. Nickels
	Its:	Chief Financial Officer

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EXHIBIT INDEX

99.1           Press Release Dated September 17, 2003.

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EXHIBIT 99.1

Release	Immediate
Date	September 17, 2003
Contact	Joe Nowicki (616) 654 5222 or joe_nowicki@hermanmiller.com
Beth Nickels (616) 654 8050 or beth_nickels@hermanmiller.com
Media:
           Mark Schurman (616) 654 5498 or mark_schurman@hermanmiller.com
Bruce Buursma (616) 654 5770 or bruce_buursma@hermanmiller.com
Address	Herman Miller, Inc., 855 East Main Avenue, PO Box 302, Zeeland, MI 49464-0302
Internet	www.hermanmiller.com

Herman Miller, Inc., Reports Financial Results for the First Quarter FY2004: Profitability and Strong Cash Flow Continue

Webcast to be held Thursday, September 18, at 9:30 AM EDT

Herman Miller, Inc., today announced results for the first quarter ended August 30, 2003. Net earnings were $6.2 million, or $.08 per share. In addition, cash flow from operations was over $35 million and drove an ending cash balance in excess of $207 million. Sales for the quarter were $324.5 million, up .8% from the prior quarter, but down 6.5% from the year-ago period. Operating expenses continued their year-over-year improvement as a result of the major restructuring efforts undertaken. The results also included approximately $3.8 million in pre-tax restructuring charges, or $.03 per share net of tax, related to previously announced actions.

        FINANCIAL HIGHLIGHTS (Dollars in millions, except per share data)

                                                              Three Months Ended
                                                              ------------------
                                                8/30/03             8/31/02         Percent Change
                                                -------             -------         --------------
      Net Sales                                  $324.5              $346.9               -6.5%
      Gross Margin                                101.6               109.2               -7.0%
      Operating Expenses                           85.6                90.6               -5.5%
      Restructuring Expenses                        3.8                  .3                n/a
      Operating earnings                           12.2                18.3              -33.3%
      Net earnings                                  6.2                 9.8              -36.7%
      Earnings per share - diluted                  0.08                0.13             -38.5%
      Orders                                      323.9               345.8               -6.3%
      Backlog                                     188.2               199.5               -5.7%

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First Quarter FY2004 Financial Results

The company’s consolidated sales and orders for the quarter were $324.5 million and $323.9 million, respectively. Sales and orders were down from the year ago period 6.5% and 6.3%, respectively, reflecting the continued softness in many of the key economic variables that affect the industry, including employment and construction starts. The company did see a slight sequential increase in total orders from the prior quarter, but experienced a high degree of volatility of customer demand within the quarter.

Beth Nickels, Chief Financial Officer, stated, “We started the quarter strong with a weekly order rate in June of almost $25 million per week, but saw the order rate after the July holidays fall back to $23 million. However, orders have since improved and in August we averaged almost $27 million per week. Also promising is the high degree of acceptance of our new Mirra chair line, both in North American and international markets. Mirra is off to a great start and is proving to be a strong complement to our Aeron seating.”

For the quarter, the company was able to hold margins relatively constant despite a drop in volume. Gross margin was 31.3% for the quarter versus 31.5% for the same quarter last year, due to the continuing benefits of aggressive cost-reduction actions. The company saw improvements in material costs and product distribution costs during the quarter as compared to the year ago period. Margins did decline from the prior quarter, as was forecasted, due primarily to favorable adjustments for LIFO inventory valuations, incentive and benefit accrual reductions that occurred and were discussed in the prior quarter.

Total operating expenses, including restructuring charges, for the quarter totaled $89.4 million compared to $90.9 million for the same period in fiscal 2003. Included in these amounts are restructuring charges of $3.8 million and $.3 million, respectively. Excluding the restructuring charges, operating expenses were down 5.5% from the year earlier period primarily due to the prior cost-reduction actions.

The restructuring charges for the quarter were associated with the relocations of the Canton and Formcoat operations as previously announced. Both moves are on schedule, with the completion of the Formcoat move to occur in the next quarter, while the Canton move will be completed in the next two quarters. In total, these charges negatively impacted earnings per share by $.03 in the current quarter.

Ms. Nickels added, “There were a number of bright spots in the quarter. Our gross margin and operating expense results once again reflect the positive impact of decisions we made over the last two years to reduce our cost structure and create a more variable business model. More benefits are expected as we move our former Canton operations into an existing building at our Spring Lake, Michigan, campus. We know this may cause some inefficiencies during the next two quarters. But once implemented, it is expected to generate further cost savings of over $10 million annually, and promote further gains in cash flow.”

Cash flow from operations for the quarter totaled $35.7 million compared to $74.8 million for the same period last year. Included in last year’s cash flow was a tax refund of $35.9 million associated with the prior year’s net operating loss and an offsetting payment of $13.6 million related to our COLI settlement with the IRS. Capital spending for the quarter was $5.5 million compared to $5.6 million for the same period last year. During the quarter the company repurchased approximately 108,600 shares of its stock for $2.2 million at an average price of $20.64 per share. The company’s quarter ending cash position was $207.1 million.

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Looking forward, the company expects sales for the second quarter of fiscal 2004 to be in a range of $330 million to $350 million. It estimates earnings per share of between $.07 to $.13, which includes restructuring charges of approximately $.05 per share.

Michael A. Volkema, Chairman and CEO, stated, “Our business reality continues to be challenging. Although we remain cautious about the near-term outlook, we are very optimistic about our new products and services and their impact on our future growth and profitability. We do believe that the future is beginning to look brighter.”

The company has announced a live webcast to discuss the results of the fiscal 2004 first quarter, to be held Thursday, September 18, 2003, at 9:30 a.m. EDT. The company encourages all interested parties to log in to the website to obtain presentation materials, which will augment the verbal presentation. To ensure your access to the webcast, you should allow extra time to visit our website at www.hermanmiller.com to download the streaming software necessary to participate. An online archive of the presentation will be available on the website later that day.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates, and projections about the office furniture industry, the economy, and the company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Therefore, actual results and outcomes may materially differ from what we express or forecast. Furthermore, Herman Miller, Inc., undertakes no obligation to update, amend, or clarify forward-looking statements.

Herman Miller creates great places to work by researching, designing, manufacturing, and distributing innovative interior furnishings that support companies, organizations, and individuals all over the world. The company’s award-winning products, complemented by furniture-management and strategic consulting services, generated $1.34 billion in revenue during fiscal 2003. Herman Miller is widely recognized both for its innovative products and business practices, including the use of industry-leading, customer-focused technology. Again in 2003 Herman Miller was named among “America’s Most Admired” companies by Fortune magazine and included in Business Ethics magazine’s “100 Best Corporate Citizens.” The company trades on the NASDAQ stock market under the symbol MLHR. For additional information about the company, visit www.hermanmiller.com.

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Financial highlights for the quarter ended August 30, 2003, follow:

Herman Miller, Inc.
Condensed Consolidated Statements of Operations
(Unaudited) (Dollars in millions, except per share data)

                                                                   Three Months Ended
                                                                   ------------------
                                                           8/30/03                     8/31/02
                                                           -------                     -------
Net Sales                                                $324.5      100.0%          $346.9      100.0%
Cost of Goods Sold                                        222.9       68.7%           237.7       68.5%
                                                          -----       -----           -----       -----
Gross Margin                                              101.6       31.3%           109.2       31.5%
Operating Expenses                                         85.6       26.4%            90.6       26.1%
Restructuring Expenses                                      3.8        1.2%             0.3        0.1%
                                                            ---        ----             ---        ----
Operating Earnings                                         12.2        3.8%            18.3        5.3%
Other Expense                                               2.5        0.8%             3.5        1.0%
                                                            ---        ----             ---        ----
Earnings Before Taxes                                       9.7        3.0%            14.8        4.3%
Income Taxes                                                3.5        1.1%             5.0        1.4%
                                                            ---        ----             ---        ----
Net Earnings                                            $   6.2        1.9%         $   9.8        2.8%
                                                            ===        ====             ===        ====
Earnings Per Share - Basic                              $   0.08                    $   0.13
Weighted Average Basic Common Shares                    72,869,965                76,064,184
Earnings Per Share - Diluted                            $   0.08                      $ 0.13
Weighted Average Diluted Common Shares                  73,171,573                76,419,545

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Herman Miller Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited) (Dollars in millions)

                                                                           Three Months Ended
                                                                           ------------------
                                                                     8/30/03                8/31/02
                                                                     -------                -------

Net Earnings                                                           $6.2                    $9.8
                                                                       ====                    ====
Cash Flows provided by Operating Activities                            35.7                    74.8
Cash Flows used for Investing Activities                               (7.1)                   (2.4)
Cash Flows used for Financing Activities                               (4.7)                   (7.7)
Effect of Exchange Rates                                               (2.3)                    1.1
                                                                        ---                     ---
Net Increase in Cash                                                   21.6                    65.8
Cash, Beginning of Year                                               185.5                   124.0
                                                                      -----                   -----
Cash, End of Period                                                  $207.1                  $189.8
                                                                     ======                  ======

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Herman Miller, Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)

                                                                     8/30/03                     5/31/03
                                                                     -------                     -------
                                                                   (Unaudited)
Assets
Current assets
        Cash and equivalents                                            $207.1                   $185.5
        Short-term investments                                            11.1                     11.5
        Accounts receivable (net)                                        122.4                    125.6
        Inventories                                                       38.4                     31.4
        Assets held for sale                                               5.2                       --
        Prepaid expenses and other                                        57.3                     59.5
                                                                          ----                     ----
           Totals                                                        441.5                    413.5
Net property and equipment                                               230.3                    245.7
Other assets                                                             107.2                    108.3
                                                                         -----                    -----
        Total Assets                                                    $779.0                   $767.5
                                                                         =====                    =====
Liabilities and Shareholders' Equity
Current liabilities
        Unfunded checks                                                   10.2                     12.1
        Current long-term debt                                            13.6                     13.6
        Accounts payable                                                  70.8                     73.9
        Accrued liabilities                                              154.7                    137.6
                                                                         -----                    -----
           Totals                                                        249.3                    237.2
Long-term debt                                                           207.2                    209.4
Other noncurrent liabilities                                             130.6                    129.9
Shareholders' equity                                                     191.9                    191.0
                                                                         -----                    -----
        Total Liabilities and Shareholders' Equity                      $779.0                   $767.5
                                                                        ======                   ======

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